Exhibit 99.1

OPENWAVE REPORTS FIRST QUARTER FISCAL 2010 FINANCIAL RESULTS

REDWOOD CITY, CA – October 29, 2009 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced that revenues for the first fiscal quarter ended September 30, 2009 were $49.8 million, compared with $47.9 million in the prior quarter ended June 30, 2009 and $51.0 million in the September quarter in the preceding fiscal year. Bookings for the first quarter of fiscal 2010 were $47.3 million. The company ended the quarter with $121.6 million in cash and investments.

“The data tsunamis we have long talked about are rolling in and carriers are looking to Openwave for leadership and as a result we are seeing increasing demand for our mobile Internet products,” said Ken Denman, CEO of Openwave. “In what is traditionally a seasonally weaker quarter for sales activity, we saw a strong bookings level. We believe Openwave entered the second quarter of fiscal 2010 as a stable, efficient company and that our healthy pipeline will lead to future bookings and ultimately return Openwave to growth.”

On a GAAP basis, net income for the first fiscal quarter ended September 30, 2009 was $990,000, or $0.01 per share, compared with a net loss of $3.4 million, or $0.04 per share, in the prior quarter and a net loss of $10.5 million, or $0.13 per share, in the September quarter in the preceding year.

On a non-GAAP basis, net loss for the first fiscal quarter ended September 30, 2009 was $380,000, or $0.00 per share, compared with net loss of $278,000 or $0.00 per share, in the prior quarter and net loss of $1.0 million, or $0.01 per share, during the September quarter of the prior year. Non-GAAP net loss excludes discontinued operations, amortization of intangibles and other acquisition-related costs, stock-based compensation, professional fees associated with certain unusual events, impairments, restructuring and other costs.

Openwave Reports First Quarter Financial Results	Page 2

A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events, such as costs associated with the stock option lawsuit. Additionally, these non-GAAP measures exclude other items that are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation, amortization of intangibles and acquisition-related costs, and other expenses. These non-GAAP measures also exclude items which management does not consider to evaluate Openwave’s on-going business, such as restructuring costs and discontinued operations. Openwave considers non-GAAP net loss to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its first quarter ended September 30, 2009. Interested parties may access the conference call over the Internet through Openwave’s Web site at www.openwave.com or by telephone at (877) 941-8416 or (480) 629-9808 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4171901.

Openwave Reports First Quarter Financial Results	Page 3

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s Web site at http://investor.Openwave.com. A replay will be available on the Web site for at least three months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading software innovators, offering a proactive mediation platform and tools to mobilize the Internet.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of mobile internet service management, messaging, and location based solutions. Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations, including the belief that the company’s pipeline will lead to future bookings and ultimately return Openwave to growth, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in the Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

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Openwave Reports First Quarter Financial Results	Page 4

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. vikki.Herrera@openwave.com Tel: 650-480-6753

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OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2009	June 30, 2009
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$104,834	$109,082
Accounts receivable, net	36,397	31,107
Prepaid and other current assets	19,119	26,801

Total current assets	160,350	166,990

Property and equipment, net	10,487	11,566
Long-term investments and restricted cash and investments	16,798	17,618
Deposits and other assets	8,459	8,313
Goodwill	267	—
Intangible assets, net	3,461	3,880

Total assets	$199,822	$208,367

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,427	$5,348
Accrued liabilities	19,325	23,079
Accrued restructuring costs	13,929	15,327
Deferred revenue	39,968	38,349

Total current liabilities	76,649	82,103

Accrued restructuring costs, less current portion	32,093	34,843
Deferred revenue, less current portion	9,881	11,901
Deferred rent obligations and long-term taxes payable	5,625	6,824

Total liabilities	124,248	135,671

Stockholders’ equity	75,574	72,696

Total liabilities and stockholders’ equity	$199,822	$208,367

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Revenues:
License	$10,425	$13,091	$14,327
Maintenance and support	15,798	16,224	16,378
Services	23,619	18,622	20,340

Total revenues	49,842	47,937	51,045

Cost of revenues:
License	230	323	1,154
Maintenance and support	4,316	4,075	4,241
Services	17,773	13,878	14,447
Amortization of intangible assets	420	420	1,129

Total cost of revenues	22,739	18,696	20,971

Gross profit	27,103	29,241	30,074

Operating Expenses:
Research and development	9,864	11,025	12,160
Sales and marketing	10,711	11,768	10,744
General and administrative	7,925	6,539	10,620
Restructuring and other related costs	422	2,274	1,903
Acquisition-related costs and amortization	—	—	152

Total operating expenses	28,922	31,606	35,579

Operating loss from continuing operations	(1,819)	(2,365)	(5,505)
Interest and other income (expense), net	(1,209)	(172)	(6,496)

Pre-tax loss from continuing operations	(3,028)	(2,537)	(12,001)

Income taxes	498	907	503

Net loss from continuing operations	(3,526)	(3,444)	(12,504)
Gain on sale of discontinued operations	4,516	—	2,000

Net income (loss)	$990	$(3,444)	$(10,504)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.04)	$(0.04)	$(0.15)
Discontinued operations	0.05	—	0.02

Net income (loss) per share	$0.01	$(0.04)	$(0.13)

Shares used in basic and diluted net income (loss) per share	83,295	83,177	82,773
Stock-based compensation by category:
Maintenance and support	$38	$32	$72
Services	76	60	166
Research and development	98	154	250
Sales and marketing	146	125	132
General and administrative	189	179	351

	$547	$550	$971

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET LOSS

(In thousands, except per share data)

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$990	$(3,444)	$(10,504)
Exclude:
Restructuring and other related costs	422	2,274	1,903
Acquisition-related costs and amortization(a)	420	420	1,281
Amortization of stock-based compensation	547	550	971
Professional fees associated with unusual events(b)	344	(44)	2,004
Discontinued operations, net of tax(c)	(4,516)	—	(2,000)
Other-than-temporary impairments of investments	1,464	—	5,632
Tax impact of reconciling items(d)	(51)	(34)	(293)

Non-GAAP net loss	$(380)	$(278)	$(1,006)

GAAP net income (loss) per share	$0.01	$(0.04)	$(0.13)
Exclude:
Restructuring and other related costs	$—	$0.02	$0.02
Acquisition-related costs and amortization(a)	$0.01	$0.01	$0.02
Amortization of stock-based compensation	$0.01	$0.01	$0.01
Professional fees associated with unusual events(b)	$—	$—	$0.02
Discontinued operations, net of tax(c)	$(0.05)	$—	$(0.02)
Other-than-temporary impairments of investments	$0.02	$—	$0.07
Tax impact of reconciling items(d)	$—	$—	$—

Non-GAAP net loss per share	$—	$—	$(0.01)

Shares used in computing diluted earnings per share	83,295	83,177	82,773

(a)	Acquisition-related costs relates to retention-based consideration under the terms of the Widerweb and Solomio acquisitions. Amortization relates to acquired intangible assets.
(b)	Relates to legal fees regarding the stock option lawsuits and other unusual events, net of insurance reimbursements.
(c)	Relates to the release of escrowed funds associated with the previous sale of Musiwave.
(d)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Operating activities:
Net income (loss)	$990	$(3,444)	$(10,504)
Gain on sale of discontinued operation	(4,516)	—	(2,000)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,449	2,519	3,770
Non-cash restructuring charges	391	390	447
Accelerated depreciation on restructured property and equipment	—	128	235
Provision for (recovery of) doubtful accounts	31	(595)	37
Other non-cash items, net	64	(8)	147
Other-than-temporary impairments of investments	1,464	—	5,632
Changes in operating assets and liabilities	(9,662)	5,487	(687)

Net cash provided by (used for) operating activities	(8,789)	4,477	(2,923)

Investing activities:
Purchases of property and equipment, net	(607)	(1,161)	(477)
Sale of discontinued operation, net	4,516	—	9,718
Proceeds of investments, net	(700)	(70)	8,969
Maturities of restricted cash and investments, net	419	213	—

Net cash provided by (used for) investing activities	3,628	(1,018)	18,210

Financing activities:
Payment on notes payable	—	—	(150,000)
Net proceeds from issuance of common stock	81	20	—
Employee stock purchase plan	—	66	—

Cash provided by (used for) financing activities	81	86	(150,000)

Net increase (decrease) in cash and cash equivalents	(5,080)	3,545	(134,713)
Cash and cash equivalents at beginning of period	91,545	88,000	196,150

Cash and cash equivalents at end of period, including discontinued operations	$86,465	$91,545	$61,437